EXHIBIT 1

Joint Filing Agreements and Powers of Attorney

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of CRYO-CELL International, Inc., and that this Agreement be included as an Exhibit to such joint filing. The undersigned hereby authorize David Portnoy to sign the statement on Schedule 13D, and/or any amendment thereto, and file it with the Securities and Exchange Commission on their behalf. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 25th day of January 2005.

/s/ David Portnoy
David Portnoy

Focus Financial Corp.

By:	/s/ David Portnoy
David Portnoy
President

Visual Investment Corp.

By:	/s/ David Portnoy
David Portnoy
President

PartnerCommunity, Inc.

By:	/s/ David Portnoy
David Portnoy
Chairman of the Board

/s/ Jamie H. Zidell
Jamie H. Zidell

Mayim Investment Limited Partnership

By:	Mayim Management Limited Partnership, its general partner

By:	Mayim Management, LLC, its general partner

By:	/s/ David Portnoy
David Portnoy, President